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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 2, 2000 (April 17, 2000)

                         ------------------------------

                           PROVINCE HEALTHCARE COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                       0-23639                  62-1710772
(State or other jurisdiction of   (Commission File Number)        (IRS Employer
        incorporation)                                           Identification
                                                                     Number)


     105 WESTWOOD PLACE
     SUITE 400
     BRENTWOOD, TENNESSEE                                      37027
     (Address of principal executive offices)                  (Zip Code)

                                 (615) 370-1377
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

         On April 17, 2000, Province Healthcare Company (the "Company") and Bolivar County, Mississippi ("Bolivar") closed on a transaction in which the Company, through a wholly-owned subsidiary of the Company, agreed to lease from Bolivar the property and assets comprising Bolivar Medical Center, located in Cleveland, Mississippi (the "Hospital"). Pursuant to the Lease Agreement, the Company will acquire the Hospital through a 40-year lease with prepaid rent of $26.4 million. The Lease term commenced on April 15, 2000 and expires on April 14, 2040.

         The Hospital which is licensed for 141 acute care beds, 24 skilled nursing beds and 35 long-term care beds, is the only hospital in a community with a service area population of approximately 55,000 and has annual revenues of approximately $32 million. With this acquisition, the Company will own or lease 16 general acute care hospitals in nine states with a total of 1,527 licensed beds.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (a)  Exhibits

            99.1 Copy of the press release, dated April 17, 2000, relating to the closing of the transaction in which the Company entered into a long-term lease of Bolivar Medical Center.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          PROVINCE HEALTHCARE COMPANY

                                          By: /s/ Brenda B. Rector
                                             -----------------------------------
                                               Brenda B. Rector
                                               Vice President and Controller


Date: May 2, 2000